UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
January 28, 2009
Date of Report (date of earliest event reported):
Capital Crossing Preferred Corporation
(Exact Name of Registrant as Specified in its Charter)
Massachusetts
(State or Other Jurisdiction of Incorporation)

000-25193 (Commission File Number)	04-3439366 (IRS Employer Identification No.)

1271 Avenue of the Americas 46th Floor New York, New York (Address of Principal Executive Offices)	10019 (Zip Code)
(646) 333-8809
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously disclosed on January 15, 2009, the Company received a Staff Deficiency Letter from The Nasdaq Stock Market (“Nasdaq”) staff requesting that the Company provide, on or before January 29, 2009, a plan and timetable to achieve compliance with Nasdaq Marketplace Rule 4350(d)(2)(A) requiring that the Audit Committee of the Board of Directors of the Company (the “Board”) consist of at least three (3) independent board members (the “Rule”). Following the disclosure to Nasdaq of the election of William Wesp to the Board and the appointment of Mr. Wesp to the Audit Committee, as discussed below, the Company received a second letter from the Nasdaq staff on February 3, 2009 stating that the Company is now eligible for the cure period contained in NASDAQ Marketplace Rule 4350(d)(4) in order to regain full compliance with the Rule. As a result, the Company will have until the earlier of the Company’s next shareholders’ meeting or December 9, 2009 to fill the one remaining vacancy on the Audit Committee. If the Company does not regain full compliance with the Rule by such date, Nasdaq has informed the Company that it will notify the Company that its 8.50% Non-Cumulative Exchangeable Preferred Stock, Series D (the “Series D Preferred Stock”), will be delisted.
The Company is seeking to fill the one remaining vacancy on the Audit Committee. There can be no assurances, however, that the Company will be able to satisfy the requirements of the Rule within the required time period or at all. If the Series D Preferred Stock is delisted, the lack of liquidity and an active trading market could adversely affect a shareholder’s ability to dispose of shares of the Series D Preferred Stock.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 28, 2009, the Board elected William Wesp as a director of the Company, effective immediately. The Board determined that Mr. Wesp qualifies as an “independent” director under the applicable rules of The Nasdaq Stock Market and appointed Mr. Wesp to serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Company.
Immediately following the appointment of Mr. Wesp to the Board on January 28, 2009, Thomas O’Sullivan resigned as a management director of the Company, effective immediately. Mr. O’Sullivan will remain as Chief Financial Officer of the Company.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL CROSSING PREFERRED CORPORATION
Date: February 3, 2009	By:	/s/ Lana Franks
Lana Franks
President